UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 24, 2016

PRA Group, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Delaware	000-50058	75-3078675
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard, Norfolk, Virginia		23502
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	888-772-7326

______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 24, 2016, PRA Group, Inc. (the "Company") entered into a Loan Modification Agreement and Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement dated as of December 19, 2012, as amended from time to time, by and among the Company, the Company’s wholly-owned subsidiary, PRA Group Canada Inc., its domestic wholly-owned subsidiaries as guarantors, certain lenders, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, and certain other agents and arrangers named therein, pursuant to which the Lenders agreed to provide a senior credit facility to the Company (the “Credit Agreement”).  Among other things, the Seventh Amendment (a) extends the maturity date of loans and commitments under the Credit Agreement in an aggregate principal amount of approximately $745,906,385, including a $23,000,000 net increase in the commitments of the extending lenders, to the earlier of December 21, 2020 or 91 days prior to the maturity of the Company’s convertible notes due August 1, 2020, (b) modifies the accordion feature under the Credit Agreement to allow the Company to request from new and existing lenders up to an additional $125,000,000 in loans and commitments under the Credit Agreement, (c) increases the credit given in the domestic borrowing base for estimated remaining collections of eligible asset pools, (d) increases the baskets available for permitted investments, equity repurchases and redemptions of the Company’s convertible notes, and (e) increases the maximum total leverage ratio of the Company and its subsidiaries to 2.25 to 1.0.

The foregoing description of the Seventh Amendment is qualified in its entirety by reference to the full text of the Seventh Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above under Item 1.01 is hereby incorporated in this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 Loan Modification Agreement and Seventh Amendment, entered into as of March 24, 2016, to the Credit Agreement dated as of December 19, 2012, by and among the Company, the Company’s wholly-owned subsidiary, PRA Group Canada Inc., the Company’s domestic wholly-owned subsidiaries as guarantors, certain lenders, Bank of America, N.A. as administrative agent, swing line lender, and L/C issuer, Bank of America, N.A., acting through its Canada branch, as Canadian Administrative Agent, and certain other agents and arrangers named therein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

March 30, 2016	By:	/s/ Kevin P. Stevenson

Name: Kevin P. Stevenson
Title: President, Chief Administrative Officer,
and Interim Chief Financial Officer